UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Ocean Power Technologies, Inc.

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1590 Reed Road

Pennington, NJ 08534 USA

Tel: 609-730-0400 — Fax: 609-730-0404

August 29, 2014

Dear Stockholder,

We cordially invite you to attend our 2014 Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Daylight Time on Thursday, October 2, 2014 at the Courtyard by Marriott, 360 Scotch Road, Ewing, NJ 08628. The attached notice of annual meeting and proxy statement describes the business we will conduct at the meeting and provides information about Ocean Power Technologies, Inc. that you should consider when you vote your shares.

Your vote is very important, regardless of the number of shares you hold. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote.

We hope that you will join us on October 2, 2014.

Sincerely, /s/TERENCE J. CRYAN Terence J. Cryan Interim Chairman of the Board of Directors

OCEAN POWER TECHNOLOGIES, INC.

1590 Reed Road

Pennington, NJ 08534

Notice of 2014 Annual Meeting of Stockholders

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders of Ocean Power Technologies, Inc., a Delaware corporation, will be held on:

Date:	October 2, 2014

Time:	9:00 a.m. Eastern Daylight Time

Place:	Courtyard by Marriott 360 Scotch Road Ewing, NJ 08628 USA

Purposes:	1.	To elect four persons to our Board of Directors;

	2.	To consider and take action on the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal 2015;

	3.	To conduct a nonbinding advisory vote on executive officer compensation; and

	4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Record Date:

The Board of Directors has fixed the close of business on August 18, 2014 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting or any adjournment or postponement of the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 2, 2014:

Copies of this proxy statement and of our annual report for the fiscal year ended April 30, 2014 are available by visiting the following website: http://phx.corporate-ir.net/phoenix.zhtml?c=155437&p=proxy

FOR THE BOARD OF DIRECTORS /s/MARK A. FEATHERSTONE Mark A. Featherstone Chief Financial Officer, Secretary and Treasurer

Pennington, NJ

August 29, 2014

OCEAN POWER TECHNOLOGIES, INC.

1590 Reed Road

Pennington, NJ 08534

PROXY STATEMENT

Annual Meeting of Stockholders To Be Held October 2, 2014

GENERAL INFORMATION

This Proxy Statement is furnished to stockholders of Ocean Power Technologies, Inc., a Delaware corporation (the “Company”), in connection with the solicitation by our Board of Directors of proxies for use at our Annual Meeting of Stockholders (the “Meeting”). The Meeting is scheduled to be held on Thursday, October 2, 2014, at 9:00 a.m., Eastern Daylight Time, at the Courtyard by Marriott, 360 Scotch Road, Ewing, NJ 08628. We anticipate that this Proxy Statement and the enclosed form of proxy will be mailed to stockholders on or about August 29, 2014.

At the Meeting, stockholders will be asked to vote upon: (1) the election of four directors; (2) the ratification of the selection of our independent registered public accounting firm for fiscal 2015; (3) a nonbinding advisory vote on executive officer compensation; and (4) such other business as may properly come before the Meeting and at any adjournments thereof.

Voting Rights and Votes Required

The close of business on August 18, 2014 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting. As of the close of business on such date, we had outstanding and entitled to vote 17,545,599 shares of Common Stock, par value $0.001 per share (the “Common Stock”). Because stockholders often cannot attend the meeting in person, a large number of shares is usually represented by proxy. You may vote your shares by completing the enclosed proxy card and mailing it in the envelope provided. Stockholders who hold shares in “street name” should refer to their proxy card or the information forwarded by their bank, broker or other holder of record for instructions on the voting options available to them.

A majority of the shares of Common Stock entitled to vote at the Meeting must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. The record holder of each share of Common Stock entitled to vote at the Meeting will have one vote for each share so held. Abstentions will count for quorum purposes.

Directors are elected by a plurality of the votes cast. Stockholders may not cumulate their votes. The four candidates receiving the highest number of votes will be elected. If the shares you own are held in street name by a bank or brokerage firm, that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. If you do not instruct your bank or broker how to vote with respect to this item, your bank or broker may not vote with respect to the election of directors. In tabulating the votes, votes withheld in connection with the election of one or more nominees and broker nonvotes will be disregarded and will have no effect on the outcome of the vote.

In addition, each of the following proposals requires the affirmative vote of a majority of the votes cast for approval:

●	The proposal to ratify the selection of our independent registered public accounting firm (Proposal 2);
●	The proposal to approve the compensation of our Executive Officers by a nonbinding advisory vote (Proposal 3);

For each of these proposals, abstentions and broker non-votes will be disregarded and will have no effect on the outcome.

Our board of directors has hired Regan & Associates, Inc., an independent proxy solicitation firm, to assist it in soliciting proxies, for approximately $36,000. Proxies may be solicited in person or by mail, telephone or other electronic means.

Voting of Proxies

If the accompanying proxy is properly executed and returned, the shares represented by the proxy will be voted at the Meeting as specified in the proxy. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR the election of the nominees listed below under “Proposal One - Election of Directors,” FOR the ratification of the selection of our independent registered public accounting firm, and FOR the approval of the compensation of our Executive Officers by a nonbinding advisory vote.

Revocation of Proxies

Any proxy given pursuant to this solicitation may be revoked by a stockholder at any time before it is exercised by: (i) providing written notice to our Secretary, (ii) delivery to us of a properly executed proxy bearing a later date, or (iii) voting in person at the Meeting.

Solicitation of Proxies

We will bear the cost of this solicitation, including amounts paid to banks, brokers, proxy solicitors, and other record owners to reimburse them for their expenses in forwarding solicitation materials regarding the Meeting to beneficial owners of Common Stock. The solicitation will be by mail, with the materials being forwarded to stockholders of record and certain other beneficial owners of Common Stock, and by our officers and other regular employees (at no additional compensation). Our officers, employees and proxy solicitors may also solicit proxies from stockholders by personal contact, by telephone, or by other means if necessary in order to assure sufficient representation at the Meeting.

Computershare Investor Services has been retained to receive and tabulate proxies.

PROPOSAL ONE - ELECTION OF DIRECTORS

Pursuant to our by-laws, our directors serve one-year terms and are elected for a new one-year term at each annual meeting of stockholders.

The four persons listed in the table below have been designated by the Board of Directors as nominees for election as directors with terms expiring at the 2015 annual meeting. Dr. George W. Taylor retired from the Board of Directors effective April 30, 2014, and was replaced by Eileen M. Competti. Dr. Taylor was given the honorary title as Chairman Emeritus but no longer serves on the Board of Directors. Charles F. Dunleavy was terminated as Chief Executive Officer and removed as Chairman of the Board of Directors on June 9, 2014. On July 28, 2014, Mr. Dunleavy resigned from the Board of Directors. David L. Keller who served as a Non-Executive Director since October 2013, replaced Mr. Dunleavy as Interim Chief Executive Officer and continues to serve on the Board of Directors. Terence J. Cryan, who served as a Non-Executive Director since October 2012 replaced Mr. Dunleavy as Interim Chairman of the Board of Directors. Dr. Taylor, and Mr. Dunleavy are not standing for election to the Board of Directors. Seymour S. Preston III served as an independent director since September 2003 and as Vice Chairman of the Board of Directors since January 2009. Mr. Preston elected to retire from the Board effective October 1, 2014 at the end of his current term. Therefore, Mr. Preston is not standing for re-election at the 2014 Annual Meeting of Stockholders. Ms. Competti and Mr. Glover are new nominees for directors.

Unless a contrary direction is indicated, it is intended that proxies received will be voted for the election as directors of the four nominees, to serve for one-year terms, and in each case until their successors are elected and qualified. Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected. In the event any nominee for director declines or is unable to serve, the proxies may be voted for a substitute nominee selected by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

All of our directors bring to our Board of Directors executive leadership experience from their service as executives and/or directors of our Company and/or other entities. The biography of each of the nominees below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes and skills that caused the Nominating and Corporate Governance Committee and our Board of Directors to determine that the person should serve as a director, given our business and structure.

Name	Age	Position(s) with Ocean Power Technologies, Inc.	Served as Director From

Terence J. Cryan	52	Interim Chairman of the Board	2012
David L. Keller	60	Interim Chief Executive Officer and Director	2013
Eileen M. Competti	50	Independent Director	2014
Dean J. Glover	48	Independent Director	̶

Terence J. Cryan has been a member of the OPT Board of Directors since October 2012. Mr. Cryan was our lead independent director from October 2013 to June 2014 when he became our Interim Chairman of the Board. Since September 2001, Mr. Cryan has been Co-founder and Managing Director of Concert Energy Partners, LLC, an investment and private equity firm with a focus on the traditional and alternative energy, power and natural resources industries. In addition to his responsibilities at Concert Energy Partners, from 2007 through 2010, Mr. Cryan also served as President and CEO of Medical Acoustics LLC, a medical device technology company. Between 1990 and 2001, Mr. Cryan was a Senior Managing Director in the investment banking department at Bear Stearns & Co. Inc. in New York City and a Managing Director at Paine Webber/Kidder Peabody in both New York City and London serving clients in the energy and natural resources sector. Mr. Cryan has served on the boards of directors of a number of publically traded companies including, Uranium Resources, Inc., since 2006; Global Power Equipment Group Inc., since 2008; Superior Drilling Products., since May 2014; Gryphon Gold Corporation from 2009 to 2012; and The Providence Service Corporation from 2009 to 2011. From September 2012 until April 2013, Mr. Cryan also served as interim President and CEO of Uranium Resources, Inc., and was elected as Chairman of the Board of Directors of Uranium Resources, Inc. in June 2014. Prior to joining our Board of Directors, Mr. Cryan was a member of our Board of Advisors. Mr. Cryan earned his Bachelor of Arts degree from Tufts University in 1983 and a Masters of Science degree in Economics from The London School of Economics in 1984. We believe Mr. Cryan's qualifications to sit on our Board of Directors include his significant experience in financial matters, his prior board and executive experience at other companies, his broad energy industry background and his extensive expertise in financings, mergers and acquisitions.

David L. Keller has been a member of OPT Board of Directors since October 2013, and he is currently serving as the Interim Chief Executive Officer. He previously served as an independent director of ThermoEnergy, Inc., a company engaged in the worldwide development, sales and commercialization of patented and/or proprietary municipal and industrial wastewater treatment and power generation technologies from April 2013 to May 2014. Mr. Keller previously served as President, Chief Executive Officer and Director of Global Power Equipment Group Inc., a comprehensive provider of power generation equipment and modification and maintenance services for customers in the domestic and international energy, power infrastructure and service industries, from September 2009 until his retirement in June 2012 and, following his retirement, continued to serve Global Power Equipment Group Inc. as a consultant until March 2013. Mr. Keller served as the President and Chief Operating Officer of The Babcock & Wilcox Company (“BWC”), a wholly owned subsidiary of McDermott International, Inc., from March 2001 until his retirement in June 2007. Mr. Keller’s prior position was President of Diamond Power International, Inc., a wholly owned subsidiary of BWC, from March 1998 to February 2001. During his tenure with BWC, Mr. Keller served as a Board Chairman or Director of subsidiaries and joint ventures in the People’s Republic of China, Denmark, the United Kingdom, Australia and South Africa. Mr. Keller holds a Bachelor of Science degree in Mathematics from the University of Akron. He brings to the Board of Directors a comprehensive knowledge of the power generation industry. In addition to his experience and understanding in the industry, Mr. Keller also has significant executive management experience, having directly overseen sales, manufacturing, accounting, legal, supply chain and personnel functions of a business whose revenues reached approximately $2 billion under his management.

Eileen M. Competti became a member of the Board of Directors on April 24, 2014, replacing the retired George W. Taylor. Ms. Competti is currently Vice President, Global Competitiveness for BWC (NYSE:BWC), a leader in clean energy technology and services, primarily for the nuclear, fossil and renewable power markets, as well as a premier advanced technology and mission critical defense contractor. From 2001 to 2012, Ms. Competti served as President of Diamond Power International, Inc., a subsidiary of the power generation group of B&W. Ms. Competti has more than 25 years’ experience in global energy businesses, having served in various technical, operational, managerial and strategic growth-focused roles. In addition, Ms. Competti serves as lead American director for Halley & Mellowes Australasia, which is a joint venture of B&W. During her tenure at B&W, Ms. Competti has also served as a Board Chairman or Director of subsidiaries and joint ventures in China, Thailand, Scotland, Finland and Sweden. Also, Ms. Competti served on the board of directors of the Community Bank Division of United Bancorp (NASDAQ:UBCP) from 2005-2007. Ms. Competti holds a Bachelor of Science degree in Industrial Engineering from the University of Cincinnati and a Masters of Business Administration degree from Ohio University. She is also an alumnus of the Stanford Executive Program at Stanford University. We believe Ms. Competti’s qualifications to sit on our Board of Directors include her significant experience in the clean energy technology industry and executive management, technical and operational experience.

Dean J. Glover is an independent consultant providing consulting services to clients in the energy sector. Prior to this, he was Senior Vice President and President of the Products Division of Global Power Equipment Group Inc. Mr. Glover joined Global Power in December 2005 as Chief Operating Officer of Braden Manufacturing and was promoted to his position at Global Power in 2008. Mr. Glover has extensive international experience having lived in various international locations for most of his career. Mr. Glover has over 20 years of commercial and technical experience in the power industry. Prior to joining Global Power, Mr. Glover led the global supply chain, including manufacturing for Diebold Inc. Prior to this, Mr. Glover spent 13 years with General Electric in various managerial and technical roles and is a certified Six Sigma Master Blackbelt. Mr. Glover holds a Bachelors Degree in Mechanical Engineering from the University of Nebraska and an M.B.A. from the Kellogg Graduate School of Management, Northwestern University. We believe Mr. Glover’s qualifications to sit on our Board of Directors include his significant managerial, commercial and technical experience in the energy technology industry.

Executive Officers

We have two executive officers who are not also directors:

Name	Age	Position with Ocean Power Technologies, Inc.

Mark A. Featherstone	52	Chief Financial Officer, Secretary and Treasurer
David R. Heinz	58	Chief Operating Officer

Mark A. Featherstone has served as our Chief Financial Officer since December 2013. Prior to joining OPT, Mr. Featherstone worked for a number of public-held and privately-owned industrial and consumer manufacturing and distribution companies.  From May 2013 to December 2013, Mr. Featherstone served as Chief Financial Officer of Heat Transfer Product LLC, a private equity owned commercial refrigeration components manufacturer. From June 2012 to May 2013, Mr. Featherstone was an independent consultant specializing in interim CFO services, financial statement restatements and debt restructuring.  From 2001 to June 2012, Mr. Featherstone was employed by Quaker Chemical Corporation, a NYSE-listed specialty chemical manufacturer, serving as CFO from 2007 until June 2012. Mr. Featherstone began his career at the international accounting firm of Arthur Andersen & Company. Over his career, Mr. Featherstone has raised both debt and equity, has overseen mergers, acquisitions, and divestitures as well as been responsible for financial reporting and other matters. Mr. Featherstone holds a Master of Business Administration degree from Drexel University and a Bachelors degree in Accounting from Pennsylvania State University.

David R. Heinz was appointed Vice President, Autonomous Power in January 2014 and has served as our Chief Operating Officer since June 2014. Prior to joining OPT, Mr. Heinz was Vice President and General Manager of Maritime Systems for iRobot, Inc. from Sept 2010 to Oct 2012, developing and building autonomous underwater robots serving both academic and military customers. During his military career, Mr. Heinz was a highly decorated U.S. Marine Corps officer retiring in Sept 2010 at the rank of Major General.   His recent assignments include the Deputy Program Executive Officer (DPEO) from June 2006 to April 2009 and Program Executive Officer (PEO) from April 2009 to Feb 2010 for the F-35 Lightning II Program in Arlington, VA.   Mr. Heinz is also a Registered Investment Advisor Associate. Mr. Heinz holds a Bachelor of Science Degree in Systems Engineering from the U.S. Naval Academy, a Master of Science degree in Computer Science with a subspecialty in Artificial Intelligence from the Florida Institute of Technology and a Master of Arts degree in National Security and Strategic Studies from the Naval Warfare College.

Director Compensation

Each non-employee director annually receives $45,000 and a choice of either (a) an option worth $50,000, based on the Black-Scholes formula, to purchase shares of Common Stock that vests 100% on the first anniversary of the grant, or (b) Common Stock worth $50,000, which vests in equal installments over three years. Each non-employee director also receives a per annum supplement ranging from $2,000 to $6,500 for each committee that they chair.

 We reimburse each non-employee director for out-of-pocket expenses incurred in connection with attending our Board and Board committee meetings. Compensation for our directors, including cash and equity compensation, is determined, and remains subject to adjustment, by our Board of Directors.

The following table summarizes compensation paid to our non-employee directors in fiscal 2014.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock and Option Awards ($) (1)(2)	All Other Compensation ($)		Total ($)

Terence J. Cryan	61,750	50,000	—		111,750
David L. Davis	27,500	—	—		27,500
David L. Keller	22,500	50,000	—	(3)	72,500
Bruce A. Peacock	28,000	—	—		28,000
Seymour S. Preston III	50,500	50,000	—		100,500

(1)

Represents the fair value of the shares and options on October 3, 2013 the date of grant, in accordance with Accounting Standards Codification (ASC) No. 718, Compensation — Stock Compensation (ASC 718). The amount includes restricted stock awards and options granted to our non-employee directors for service on the Board of Directors for fiscal 2014.

(2)	The breakdown of restricted stock and option awards to each of the non-employee directors during fiscal 2014 was as follows:

	Restricted Stock Awards	Option Awards	Total

Mr. Cryan	—	46,092	46,092
Mr. Keller	—	46,092	46,092
Mr. Preston III	29,239	—	29,239

(3)

Subsequent to fiscal year 2014, the Company entered into an agreement with David L. Keller, who has served as a non-executive director of the Company since October 2013. Under this agreement, Mr. Keller will serve as Interim Chief Executive Officer effective with the June 9, 2014 termination of the Company’s former Chief Executive Officer, Charles F. Dunleavy. Mr. Keller will continue in this position while the Company searches for a permanent replacement and will receive a consulting fee of $1,500 per day for services provided.

Corporate Governance

Our Board of Directors believes that good corporate governance is important to ensure that the Company is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that our Board has adopted. Complete copies of our corporate governance guidelines, committee charters and code of business conduct and ethics are available on the corporate governance section of our website, www.oceanpowertechnologies.com. Alternatively, you can request a copy of any of these documents by writing to our Secretary at 1590 Reed Road, Pennington, NJ 08534.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of the Company and our stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

●	the Board’s principal responsibility is to oversee the management of Ocean Power Technologies, Inc.;

●	a majority of the members of the Board shall be independent directors;

●	the non-employee directors shall meet regularly in executive session;

●	directors have full and free access to management and, as necessary and appropriate, independent advisors; and

●	at least annually, the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under applicable NASDAQ rules, a director will only qualify as an “independent director” if they are not an executive officer or employee of the Company, and, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has determined that none of Mr. Cryan, Ms. Competti or Mr. Glover has a relationship that would interfere, or has interfered, with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules. Mr. Preston is retiring from the Board of Directors effective October 1, 2014 at the end of his current term. Following our Annual Meeting, our Board will consider appointing a replacement for Mr. Preston on each of our Board Committees.

Meetings of the Board of Directors

The Board of Directors held eleven meetings during fiscal 2014. During fiscal 2014, each director attended at least 75% of the aggregate of the total number of meetings of (a) the Board of Directors and (b) the committees on which such director served.

Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. All directors attended the 2013 annual meeting of stockholders.

Board Leadership Structure

The Board of Directors is led by the chairman, and currently Mr. Cryan is serving as the interim Chairman. The Board of Directors has also established the position of Chief Executive Officer (CEO), and currently Mr. Keller is serving as interim CEO. The Board of Directors recognizes that, depending on the circumstances, other leadership structures might be appropriate. Accordingly, the Board of Directors periodically reviews its leadership structure.

Board Committees

Our Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee operates under a charter that has been approved by the Board. The charters of all Board committees are available on our website at www.oceanpowertechnologies.com.

Our Board has determined that all of the members of the Compensation Committee and the Nominating and Corporate Governance Committee are independent as defined under Rules 5605(a)(2) and 5605(d)(2) of the NASDAQ Stock Market, as applicable. Our Board has also determined that all Audit Committee members meet the independence requirements contemplated by Rule 5605(c) of the NASDAQ Stock Market and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Audit Committee.  The current members of our Audit Committee are Terence J. Cryan, Eileen M. Competti and Seymour S. Preston, III. Mr. Cryan is the chair of the committee and is our Audit Committee financial expert. The Audit Committee met four times in fiscal 2014.

Our Audit Committee assists our Board of Directors in its oversight of the integrity of our consolidated financial statements, our independent registered public accounting firm’s qualifications, independence and performance.

Our Audit Committee’s responsibilities include: appointing, approving the compensation of, and assessing the independence of, our independent registered public accounting firm; overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from our independent registered public accounting firm; reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures; monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics; establishing procedures for the receipt and retention of accounting related complaints and concerns; meeting independently with our independent registered public accounting firm and management; and preparing the Audit Committee report required by Securities and Exchange Commission (“SEC”) rules.

Compensation Committee.  The current members of our Compensation Committee are Terence J. Cryan, Eileen M. Competti, and Seymour S. Preston III. Mr. Cryan is the chair of the committee. Our Compensation Committee assists our Board of Directors in the discharge of its responsibilities relating to the compensation of our executive officers.

Our Compensation Committee’s responsibilities include: reviewing and approving, or making recommendations to the Board of Directors with respect to, our chief executive officer and other executive officers’ compensation; evaluating the performance of our executive officers and reviewing and approving, or making recommendations to the Board of Directors with respect to, overseeing and administering, and making recommendations to the Board of Directors with respect to, our cash and equity incentive plans. The Compensation Committee met five times in fiscal 2014.

The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. To date, the Compensation Committee has utilized independent salary surveys in lieu of retaining such advisors or consultants.

Additional information regarding compensation of executive officers is provided on pages 11 through 19 of this Proxy Statement.

Nominating and Corporate Governance Committee.  The members of our Nominating and Corporate Governance Committee are Terence J. Cryan, Seymour S. Preston III, and Eileen M. Competti. Mr. Preston is the chair of the committee.

Our Nominating and Corporate Governance Committee’s responsibilities include: recommending to the Board of Directors the persons to be nominated for election as directors or to fill vacancies on the Board of Directors and to be appointed to each of the Board’s committees; overseeing an annual review by the Board of Directors with respect to management succession planning; developing and recommending to the Board of Directors corporate governance principles and guidelines; overseeing periodic evaluations of the Board of Directors; and reviewing and making recommendations to the Board of Directors with respect to director compensation. The Nominating and Corporate Governance Committee met four times in fiscal 2014.

Special Committee. On June 10, 2014, the Company announced that the Board of Directors had appointed a Special Committee composed of outside directors and the Interim Chief Executive Officer. The Special Committee consists of Eileen M. Competti as the chair, Terence J. Cryan and David L. Keller. The Special Committee was charged with the responsibility to conduct an internal investigation into the agreement between Victorian Wave Partners Pty Ltd, a project-specific operating entity wholly-owned by the Company's subsidiary Ocean Power Technologies (Australia) Pty Ltd, and the Australian Renewable Energy Agency, and related public statements concerning that project. The Special Committee retained outside counsel the law firm of Reed Smith to assist in this investigation.

Risk Oversight

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board of Directors regularly reviews information regarding the Company’s financial position and operations, as well as the risks associated with each. While the Board of Directors is ultimately responsible for risk oversight at the Company, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with the Board organization, membership and structure of the Board of Directors, succession planning for our directors and executive officers, and corporate governance.

Director Nomination Process

The current nominees for election to the Board were nominated by the full Board of Directors. At the Meeting, stockholders will be asked to consider the election of Terence J. Cryan, David L. Keller, Eileen M. Competti and Dean J. Glover.

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry or of other industries with comparable risks and issues, experience, diligence, potential conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Corporate Governance Committee considers the value of diversity when recommending candidates. The committee views diversity broadly to include diversity of experience, skills and viewpoint. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities.

Stockholders may recommend individuals to our Nominating and Corporate Governance Committee for consideration as potential director candidates. The Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following the same process and applying the same criteria as it follows for candidates submitted by others.

Stockholders may directly nominate a person for election to our Board by complying with the procedures set forth in Article I, Section 1.10 of our by-laws, and with the rules and regulations of the SEC. Under our by-laws, only persons nominated in accordance with the procedures set forth in the by-laws will be eligible to serve as directors. In order to nominate a candidate for service as a director, you must be a stockholder at the time you give the Board notice of your nomination, and you must be entitled to vote for the election of directors at the meeting at which your nominee will be considered. In accordance with our by-laws, director nominations generally must be made pursuant to notice to our Secretary delivered to or mailed and received at our principal executive offices at 1590 Reed Road, Pennington, NJ 08534, not later than the 90th day, nor earlier than the 120th day, prior to the first anniversary of the prior year’s annual meeting of stockholders. Your notice must set forth (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of Ocean Power Technologies, Inc. owned beneficially or of record by the nominee and (iv) all other information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case, pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The stockholder making the nomination must include his or her name and address, a statement as to the class and amount of shares beneficially owned by the stockholder, a description of any arrangements or understandings between the stockholder and the nominee, a representation that the stockholder intends to appear in person or by proxy at the annual meeting and a representation as to whether such stockholder intends, or is part of a group that intends, to deliver a proxy statement/and or solicit proxies.

Communicating with the Independent Directors

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman (if an independent director), or the lead independent director (if one is appointed), or otherwise the chairman of the Nominating and Corporate Governance Committee, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments considered to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our Board should address such communications to Board of Directors c/o Secretary, Ocean Power Technologies, Inc., 1590 Reed Road, Pennington, NJ 08534.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our employees, officers (including our principal executive officer and principal financial officer) and directors. The Code of Business Conduct and Ethics is posted on our website at www.oceanpowertechnologies.com and can also be obtained free of charge by sending a request to our Secretary at 1590 Reed Road, Pennington, NJ 08534. Any changes to or waivers under the Code of Business Conduct and Ethics as it relates to our chief executive officer, chief financial officer, controller or persons performing similar functions must be approved by our Board of Directors and will be disclosed in a Current Report on Form 8-K within four business days of the change or waiver.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act and the rules issued thereunder, our executive officers and directors are required to file with the SEC reports of ownership and changes in ownership of Common Stock. Copies of such reports are required to be furnished to us. Based solely on a review of the copies of such reports furnished to us, or written representations that no other reports were required, we believe that all required reports were filed in fiscal 2014 in a timely manner, except that, as a result of administrative errors, one Form 4 each reporting three transactions was not timely filed on behalf of each of George Taylor, Charles Dunleavy and Brian Posner.

PROPOSAL TWO - RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, in accordance with the recommendation of the Audit Committee, has selected KPMG LLP to audit our consolidated financial statements for fiscal 2015. KPMG LLP has audited our consolidated financial statements since fiscal 2005.

Although stockholder approval of the selection of KPMG LLP is not required by law, our Board of Directors believes it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Meeting, the Board will reconsider its selection of KPMG LLP.

We expect representatives of KPMG LLP to attend the Meeting, to be available to respond to appropriate questions from stockholders, and to have the opportunity to make a statement if so desired.

Fees of Independent Registered Public Accounting Firm

The following table summarizes the fees of KPMG LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	Fiscal 2014	Fiscal 2013

Audit Fees(1)	$249,331	$246,102
Audit-Related Fees(2)	163,564	96,338
Tax Fees(3)	47,698	56,204
All Other Fees(4)	—	—
Total Fees	$460,593	$398,644

(1)

Audit fees consist of fees for the audit and quarterly reviews of our consolidated financial statements and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our consolidated financial statements and which are not reported under “Audit Fees.” Audit related fees in 2014 consisted of fees for comfort letters in connection with the At the Market (ATM) offering agreement with Ascendiant Capital Markets and an Underwriting Agreement with Roth Capital Partners, LLC, in addition to audit related fees for reviews of grant milestones in the UK and US. Audit-related fees in 2013 consisted of fees for consent in connection with Form S-3 and comfort letter in connection with the ATM offering agreement with Ascendiant Capital Markets.

(3)

Tax fees for fiscal 2014 and fiscal 2013 include fees for tax return preparation assistance and review. In addition, fiscal year 2014 included tax services related to our Victorian Wave Partner Pty Ltd project in Australia and fiscal year 2013 included tax services related to our project off the coast of Oregon.

(4)	We were not billed any “Other Fees” in fiscal 2014 or fiscal 2013.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is that all audit services and all non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee. The Audit Committee’s approval procedures include the review and approval of engagement letters from our independent registered public accounting firm that document the fees for all audit services and non-audit services, primarily tax advice and tax return preparation and review.

All audit services and all non-audit services in fiscal 2014 were pre-approved by the Audit Committee. The Audit Committee has determined that the provision of the non-audit services for which these fees were rendered is compatible with maintaining the independent auditor’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of July 31, 2014 by (a) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each named executive officer identified in the Summary Compensation Table below, (c) each director and nominee for director, and (d) all executive officers and directors as a group.

The Percentage of Common Stock outstanding is based on 17,545,599 shares of our Common Stock outstanding as of July 31, 2014. For purposes of the table below, and in accordance with the rules of the SEC, we deem shares of Common Stock subject to options that are currently exercisable or exercisable within sixty days of July 31, 2014 and restricted stock that is currently vested or that will vest within sixty days of July 31, 2014, to be outstanding and to be beneficially owned by the person holding the options or restricted stock for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, each of the persons or entities in this table has sole voting and investing power with respect to all of the shares of Common Stock beneficially owned by them, subject to community property laws, where applicable. The street address of each beneficial owner is c/o Ocean Power Technologies, Inc., 1590 Reed Road, Pennington, NJ 08534.

Name	Amount	Percentage

Executive Officers and Directors
Dr. George W. Taylor(1)	688,154	3.9
Charles F. Dunleavy	132,902	*
Mark A. Featherstone(2)	13,875	*
David R. Heinz(3)	42,025	*
Terence J. Cryan(4)	19,908	*
David L. Keller	—	—
Seymour S. Preston III(5)	28,989	*
Eileen M. Competti	—	—
All current and former executive officers and directors as a group [8 individuals] (6)(7)	925,853	5.2

Owners of more than 5%
FiveMore Special Situations Fund Ltd. (8)	1,180,000	6.7

*       Represents a beneficial ownership of less than one percent of our outstanding Common Stock.

(1)

Includes 543 shares held by Princeton Research Associates, Inc. Dr. Taylor is president and a director of Princeton Research Associates. Dr. Taylor disclaims beneficial ownership of the shares held by Princeton Research Associates except to the extent of his pecuniary interest therein. Also includes 321,283 shares of Common Stock issuable upon the exercise of options that are currently exercisable or exercisable within sixty days of July 31, 2014.

(2)	Includes 9,250 shares of Common Stock issuable upon the exercise of options that are currently exercisable or exercisable within sixty days of July 31, 2014.

(3)	Includes 23,325 shares of Common Stock issuable upon the exercise of options that are currently exercisable or exercisable within sixty days of July 31, 2014.

(4)

Includes 18,908 shares of Common Stock issuable upon the exercise of options that are currently exercisable or exercisable within sixty days of July 31, 2014. Mr. Cryan received 9,000 of these options for his service as a member of the Company’s Board of Advisors.

(5)	Includes 7,500 shares of Common Stock issuable upon the exercise of options that are currently exercisable or exercisable within sixty days of July 31, 2014.

(6)	Includes 380,266 shares of Common Stock issuable upon the exercise of options that are currently exercisable or exercisable within sixty days of July 31, 2014.

(7)	Includes former Executive Vice Chairman, George W. Taylor and former CEO, Charles F. Dunleavy.

(8)	Based on a Schedule 13D filed with the SEC on April 29, 2014. FiveT Capital AG acts as the investment advisor of the beneficial owner.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions

The Audit Committee is charged with the responsibility of reviewing and approving all related person transactions (as defined in SEC regulations), and periodically reassessing any related person transaction entered into by the Company to ensure continued appropriateness. This responsibility is set forth in our Audit Committee charter. A related party transaction will only be approved if the members of the Audit Committee determine that the transaction is in the best interests of the Company. If a director is involved in the transaction, he or she will recuse himself or herself from all decisions regarding the transaction.

EXECUTIVE COMPENSATION

Overview of Executive Compensation

Our Compensation Committee is responsible for overseeing the compensation of all of our executive officers. In this capacity, the Compensation Committee designs, implements, reviews and approves all compensation for our named executive officers. The goal of the Compensation Committee is to ensure that our compensation programs are aligned with our business goals and objectives and that the total compensation paid to each of our named executive officers is fair, reasonable and competitive.

Compensation Objectives and Philosophy

Our compensation programs are designed to attract and retain qualified and talented executives, motivating them to achieve our business goals and rewarding them for superior short- and long-term performance. In particular, our compensation programs are intended to reward the achievement of specified predetermined quantitative and qualitative goals and to align our executives’ interests with those of our stockholders in order to attain the ultimate objective of increasing stockholder value.

Elements of Total Compensation and Relationship to Performance

Key elements of these programs include:

●

base salary compensation designed to reward annual achievements, with consideration given to the executive’s qualifications, scope of responsibility, leadership abilities and management experience and effectiveness;

●	cash bonus awards designed to align executive compensation with business objectives and performance; and

●

equity-based incentive compensation, primarily in the form of stock options and restricted stock, the value of which is dependent upon the performance of our Common Stock, and which is subject to multi-year vesting that requires continued service and/or the attainment of certain performance goals.

Determining and Setting Executive Compensation

Our management develops our compensation plans by utilizing publicly available compensation and on-line survey data for a broad selection of national and regional companies, which we believe are generally comparable to the Company in terms of public ownership, organization structure, size and stage of development, and against which we believe we may compete for executive talent. The results of these analyses are reviewed with and approved by the Compensation Committee annually. We believe that these compensation practices provide us with appropriate compensation guidelines. The Compensation Committee generally targets compensation for our executives near the median range of compensation paid to similarly situated executives in comparable companies covered by the on-line survey data. Other considerations, including market factors, the unique nature of our business and the experience level of an executive, may dictate variations to this general target.

Our business is characterized by a long product development cycle, including a lengthy engineering and product-testing period and regulatory approval and licensing. Because of this, many of the traditional benchmarking metrics, such as product sales, revenues and profits are inappropriate for our company. Instead, the specific factors the Compensation Committee considers when determining our named executive officers’ compensation include:

●	key product development initiatives;

●	technology advancements;

●	achievement of regulatory and other commercial milestones;

●	establishment and maintenance of key strategic relationships;

●	implementation of appropriate financing strategies; and

●	financial and operating performance.

Summary Compensation Table

The following table sets forth the compensation paid or accrued during the two fiscal years ended April 30, 2013 and 2012 to our former executive vice chairman, former chief executive officer and former and current chief financial officer. We refer to these officers collectively as our named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)	Restricted Stock Awards ($)	All Other Compensation ($)		Total ($)
		(a)		(b)	(c)	(d)

Dr. George W. Taylor	2014	443,504		—	83,734	—	484,725	(e)(h)	1,011,963
Former Executive Vice Chairman	2013	495,962	(f)	—	73,191	—	10,650	(e)	579,803

Charles F. Dunleavy	2014	375,000		—	79,986	—	11,511	(e)	466,497
Former Chief Executive Officer	2013	439,676	(g)	—	74,097	—	11,326	(e)	525,099

Brian M. Posner	2014	108,965		—	29,444	—	2,978	(e)	141,387
Former Chief Financial Officer	2013	303,523		40,000	37,495	—	8,934	(e)	389,952

Mark A. Featherstone	2014	103,327		20,140	86,325	62,250	—		272,042
Chief Financial Officer	2013	—		—	—	—	—		—

David R. Heinz	2014	88,389		17,416	101,540	87,150	15,036	(i)	309,531
Chief Operating Officer	2013	—		—					—

(a)

Salary represents actual salary earned during each fiscal year. The amounts in this column may be different from the amounts listed below under description of employment agreements, due to increases in salary levels and payments for unused vacation during each fiscal year.

(b)

The amounts in this column reflect cash bonuses earned by the named executive officers for performance during the applicable fiscal year. All bonuses for named executive officers were entirely discretionary and will be paid in September 2014.

(c)

The entries in the option awards column reflect the grant date fair value of the awards for fiscal 2014 and 2013, as applicable, for financial statement reporting purposes in accordance with Accounting Standards Codification (ASC) No. 718, Compensation — Stock Compensation, excluding forfeiture assumptions, and utilizing the Black-Scholes method. See Note 2(m) of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended April 30, 2014 for a discussion of the relevant assumptions used to determine the valuation of our stock options for accounting purposes.

(d)

The amounts in this column reflect grant date fair value of the awards for fiscal 2014 and 2013, as applicable, for financial statement reporting purposes in accordance with Accounting Standards Codification (ASC) No. 718, Compensation — Stock Compensation. See Notes 2(m) and 11 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended April 30, 2014 for a discussion regarding the valuation of our restricted stock for accounting purposes.

(e)	In each case, reflects Company 401(k) plan matching contributions.

(f)

As described in the narrative disclosure below, Dr. Taylor had agreed to a temporary salary reduction, pursuant to which he forgoes a portion of his cash salary in exchange for an equity grant of equal value. The equity grants are made each calendar quarter, so while a portion of his cash salary was foregone in April 2013, no corresponding equity grant was made until June 2013, after the end of the fiscal year. Accordingly, the amount listed in the Salary column includes $4,584 of salary that was foregone but for which the equity grant had not been made as of April 30, 2013. This was subsequently made in July 2013.

(g)

As described in the narrative disclosure below, Mr. Dunleavy had agreed to a temporary salary reduction, pursuant to which he forgoes a portion of his cash salary in exchange for an equity grant of equal value. The equity grants are made each calendar quarter, so while a portion of his cash salary was foregone in April 2013, no corresponding equity grant was made until June 2013, after the end of the fiscal year. Accordingly, the amount listed in the Salary column includes $4,167 of salary that was foregone but for which the equity grant had not been made as of April 30, 2013. This was subsequently made in July 2013.

(h)	This amount includes $475,000 paid to Dr. Taylor pursuant to the Executive Transition Agreement between the Company and Dr. Taylor dated April 11, 2014.

(i)	This amount is for eligible relocation expenses in accordance with Mr. Heinz’s Employment Agreement.

Employment Agreements

 Mark A. Featherstone — Chief Financial Officer, Secretary and Treasurer

Under an agreement entered into in November 26, 2013, Mr. Featherstone is entitled to an annual base salary of $270,000 subject to adjustment upon annual review by our Board of Directors. Mr. Featherstone’s base salary has been adjusted by our Board of Directors and was increased to $274,388 effective May 1, 2014. Mr. Featherstone is also eligible to earn discretionary incentive bonuses and incentive compensation.

Upon the termination of his employment other than for cause, or if he terminates his employment for good reason, Mr. Featherstone has the right to receive severance payments equal to twelve months of his base salary then in effect. Pursuant to this agreement, Mr. Featherstone is prohibited from competing with us and soliciting our customers, prospective customers or employees during the term of his employment and for a period of one year after the termination or expiration of his employment.

David R. Heinz — Chief Operating Officer

Under an agreement entered into in January 13, 2014, Mr. Heinz is entitled to an annual base salary of $290,000 subject to adjustment upon annual review by our Board of Directors. Mr. Heinz’s base salary has been adjusted by our Board of Directors and was increased to $306,432 effective June 17, 2014 in connection with his promotion to Chief Operating Officer. Mr. Heinz is also eligible to earn discretionary incentive bonuses and incentive compensation.

Upon the termination of his employment other than for cause, or if he terminates his employment for good reason, Mr. Heinz has the right to receive severance payments. If such termination occurs after 180 days of employment Mr. Heinz will receive three months of Base Salary. If such termination occurs after 360 days of employment Mr. Heinz will receive six months of Base Salary. If such termination occurs after 720 days of employment Mr. Heinz will receive 12 months of Base Salary. The Company will also reimburse Mr. Heinz for up to $40,000 of his eligible relocation costs. In the event Mr. Heinz terminates his employment with the Company other than for Good Reason, or if the Company terminates his employment for Cause prior to his one year anniversary, he would be required to repay 100% of the relocation reimbursement. After Mr. Heinz’s one year anniversary, but before his two year anniversary, he would be required repay 50% of the relocation reimbursement. Pursuant to this agreement, Mr. Heinz is prohibited from competing with us and soliciting our customers, prospective customers or employees during the term of his employment and for a period of one year after the termination or expiration of his employment.

Dr. George W. Taylor — Former Executive Vice Chairman

Under an amended and restated employment agreement entered into in April 2009, Dr. Taylor was entitled to an annual base salary of $475,000 subject to adjustment upon annual review by our Board of Directors. Dr. Taylor was also eligible to earn discretionary incentive bonuses and incentive compensation.

Dr. Taylor and the Company entered into a letter agreement dated December 12, 2012 that temporarily reduced his salary to $420,000 on an annualized basis in order to help reduce the monthly cash expenditures of the Company. The period of temporary salary reduction commenced on January 1, 2013 and continued in effect until July 31, 2013. On July 11, 2013, Dr. Taylor and the Company entered into an additional letter agreement that extended the period of temporary salary reduction to December 31, 2013. On December 11, 2013, Dr. Taylor and the Company entered into an additional letter agreement that extended the period of temporary salary reduction to July 31, 2014. In consideration of acceptance of the temporary salary reduction during these periods, the Company agreed to issue to Dr. Taylor incentive stock options or shares of restricted stock under the Company’s 2006 Stock Incentive Plan equal in value to the aggregate reduction in Dr. Taylor’s base salary for such periods.

Upon the termination of his employment other than for cause, or if he terminated his employment for good reason, Dr. Taylor had the right to receive severance payments equal to one year of his base salary then in effect (calculated without giving effect to any temporary salary reduction). Dr. Taylor was not entitled to severance if we terminated his employment for cause or if he resigned without good reason. Pursuant to this agreement, Dr. Taylor is prohibited from competing with us and soliciting our customers, prospective customers or employees during the term of his employment and for a period of one year after the termination or expiration of his employment. On March 18, 2014, Dr. Taylor retired from his position as Executive Vice Chairman and on April 11, 2014 in connection to his retirement, Dr. Taylor resigned from the Company’s Board of Directors.

Pursuant to the Agreement, and consistent with his April 8, 2009 employment agreement in effect prior to the Agreement, the Company provided Dr. Taylor with a transition payment equal to one year’s base salary, totaling $475,000, and continued participation in the Company’s welfare benefit plans for 12 months. In order to efficiently transition matters, the Company retained a company owned by Dr. Taylor for consulting services on an as-needed basis for a period of 15 months at a consulting fee of $20,000 per month. The Company agreed to accelerate the vesting of all of Dr. Taylor’s outstanding equity awards and extend the exercisability of certain options for a period of three years following the end of the consulting period. In addition, the Board of Directors will designate Dr. Taylor with the honorary title “Chairman Emeritus,” reflecting his many years of service to the Company.

Dr. Taylor and the Company have agreed to a mutual release of claims in connection with his departure, and Dr. Taylor continues to be bound by restrictive covenants set forth in his April 8, 2009 employment agreement, including a 12-month non-competition and non-solicitation covenant.

Charles F. Dunleavy — Former Chief Executive Officer

Under an amended and restated employment agreement entered into in April 2009, Mr. Dunleavy was entitled to an annual base salary of $300,000 subject to adjustment upon annual review by our Board of Directors. Mr. Dunleavy’s annual base salary was adjusted by our Board of Directors upon his assumption of the chief executive officer position and effective January 15, 2010, was increased to $425,000. Mr. Dunleavy was also eligible to earn discretionary incentive bonuses and incentive compensation.

Mr. Dunleavy and the Company entered into a letter agreement dated December 12, 2012 that temporarily reduced his salary to $375,000 on an annualized basis in order to help reduce the monthly cash expenditures of the Company. The period of temporary salary reduction commenced on January 1, 2013 and continued in effect until July 31, 2013. On July 11, 2013, Mr. Dunleavy and the Company entered into an additional letter agreement that extended the period of temporary salary reduction to December 31, 2013. On December 11, 2013, Mr. Dunleavy and the Company entered into an additional letter agreement that extended the period of temporary salary reduction to July 31, 2014. In consideration of acceptance of the temporary salary reduction during these periods, the Company agreed to issue to Mr. Dunleavy incentive stock options or shares of restricted stock under the Company’s 2006 Stock Incentive Plan equal in value to the aggregate reduction in Mr. Dunleavy’s base salary for such periods.

Upon the termination of his employment other than for cause, or if he terminated his employment for good reason, Mr. Dunleavy had the right to receive severance payments equal to one year of his base salary then in effect (calculated without giving effect to any temporary salary reduction). Mr. Dunleavy was not entitled to severance if we terminated his employment for cause or if he resigned without good reason. Pursuant to this agreement, Mr. Dunleavy is prohibited from competing with us and soliciting our customers, prospective customers or employees during the term of his employment and for a period of one year after the termination or expiration of his employment.

On June 9, 2014, Mr. Dunleavy was terminated for cause as an employee of the Company. Mr. Dunleavy will not receive any severance payments under his employment agreement with the Company. Mr. Dunleavy forfeited all vested and unvested stock options upon termination.

Brian M. Posner — Former Chief Financial Officer, Secretary and Treasurer

Under an agreement entered into in May 2010, Mr. Posner was entitled to an annual base salary of $265,000 subject to adjustment upon annual review by our Board of Directors. Mr. Posner’s base salary was adjusted by our Board of Directors and was increased to $282,000 effective May 1, 2011 and increased to $298,000 effective May 1, 2012. Mr. Posner was also eligible to earn discretionary incentive bonuses and incentive compensation.

Upon the termination of his employment other than for cause, or if he terminates his employment for good reason, Mr. Posner had the right to receive severance payments equal to six months of his base salary then in effect. On July 31, 2013, Mr. Posner tendered his voluntary resignation, effective August 30, 2013, in order to pursue another business opportunity. In connection with his resignation, he received his base salary and accrued vacation through the date of his departure, August 30, 2013. Pursuant to his employment agreement, Mr. Posner is prohibited from competing with us and soliciting our customers, prospective customers or employees during the term of his employment and for a period of one year after the termination or expiration of his employment.

Stock Option and Other Compensation Plans

2001 Stock Plan

Our 2001 Stock Plan was adopted by our Board of Directors and approved by our stockholders on August 24, 2001. The 2001 Stock Plan provides for the grant of incentive stock options, non-statutory options, restricted stock awards and stock awards. A maximum of 1,000,000 shares of Common Stock are authorized for issuance under our 2001 Stock Plan. Our employees, officers, directors, consultants and advisors are eligible to receive awards under our 2001 Stock Plan; however, incentive stock options may only be granted to our employees.

Our Board of Directors administers our 2001 Stock Plan. Pursuant to the terms of our 2001 Stock Plan, and to the extent permitted by law, our Board may delegate administrative authority to a committee composed of two or more of our non-executive directors. Our Board of Directors, or a committee to whom the Board of Directors delegates authority, selects the recipients of awards and determines:

●	the number of shares of Common Stock covered by options and the dates upon which the options become exercisable;

●	the exercise price of options;

●	the duration of the options; and

●	the terms and conditions of awards, including transfer restrictions, conditions for repurchase and rights of first refusal.

The 2001 Stock Plan provides that outstanding options shall become fully exercisable if we undergo a fundamental transaction, as defined in the 2001 Stock Plan, and the successor entity does not assume the options under the 2001 Stock Plan or substitute equivalent options.

As of April 30, 2014, options to purchase 134,575 shares of our Common Stock at a weighted average exercise price of $13.94 were outstanding under our 2001 Stock Plan, options to purchase 43,100 shares of Common Stock had been exercised and options to purchase 670,515 shares of Common Stock had been forfeited. No further stock options or other awards have been granted under the 2001 Stock Plan since the effective date of our 2006 Stock Incentive Plan described below.

2006 Stock Incentive Plan

Our 2006 Stock Incentive Plan was adopted by our Board of Directors on December 7, 2006, was approved by our stockholders on January 12, 2007 and became effective on April 24, 2007. The 2006 Stock Incentive Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards and other stock-unit awards. On October 2, 2009, an amendment to the 2006 Stock Incentive Plan was approved, increasing the aggregate number of shares authorized for issuance by 850,000 shares to 1,653,215 shares. In 2010, our Board of Directors approved amending and restating the 2006 Stock Incentive Plan to make certain adjustments, including imposing minimum performance periods for performance awards and minimum vesting periods for time-based awards, a requirement that we obtain stockholder approval prior to certain option and stock appreciation right repricing actions, and limiting the situations in which vesting periods may be waived or accelerated. This amendment and restatement did not require the approval of our stockholders. On October 2, 2013, a further amendment to the 2006 Stock Incentive Plan was approved by the Company’s Stockholders, increasing the aggregate number of shares authorized for issuance by an additional 800,000 shares to 2,453,215.

Our employees, officers, directors, consultants and advisors are eligible to receive awards under our 2006 Stock Incentive Plan; however, incentive stock options may only be granted to our employees. The maximum number of shares of Common Stock with respect to which awards may be granted to any participant under our 2006 Stock Incentive Plan is 200,000 per calendar year.

Our 2006 Stock Incentive Plan is administered by our Board of Directors. Pursuant to the terms of our 2006 Stock Incentive Plan, and to the extent permitted by law, our Board of Directors may delegate authority to one or more committees or subcommittees of the Board of Directors or to our officers. Our Board of Directors or any committee to whom the Board of Directors delegates authority selects the recipients of awards and determines:

●	the number of shares of Common Stock covered by options and the dates upon which the options become exercisable;

●	the exercise price of options; provided, however, that the exercise price shall not be less than 100% of the fair market value of the underlying Common Stock on the date the option is granted;

●	the duration of the options; and

●

the number of shares of Common Stock subject to any restricted stock or other stock-unit awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

If our Board of Directors delegates authority to an officer, the officer has the power to make awards to all of our employees, except to executive officers. Our Board of Directors will fix the terms of the awards to be granted by such officer, including the exercise price of such awards, and the maximum number of shares subject to awards that such officer may make.

If a merger or other reorganization event occurs, our Board of Directors may provide that all of our outstanding options are to be assumed or substituted by the successor corporation. Our Board of Directors may also provide that, in the event the succeeding corporation does not agree to assume, or substitute for, outstanding options, then all unexercised options will become exercisable in full prior to the completion of the event and that these options will terminate immediately prior to the completion of the merger or other reorganization event if not previously exercised. Our Board of Directors may also provide for a cash out of the value of any outstanding options.

No awards may be granted under our 2006 Stock Incentive Plan after December 6, 2016, but the vesting and effectiveness of awards granted before that date may extend beyond that date. Our Board of Directors may amend, suspend or terminate our 2006 Stock Incentive Plan at any time, except that stockholder approval will be required for any revision that would materially increase the number of shares reserved for issuance, expand the types of awards available under the plan, materially modify plan eligibility requirements, extend the term of the plan or materially modify the method of determining the exercise price of options granted under the plan, or otherwise as required to comply with applicable law or stock market requirements.

As of April 30, 2014, options to purchase 1,337,717 shares of our Common Stock at a weighted average exercise price of $4.69 were outstanding under our 2006 Stock Incentive Plan, 4,266 options to purchase shares of Common Stock had been exercised and options to purchase 982,984 shares of Common Stock had been forfeited.

As of April 30, 2014, we had granted 366,237 shares of restricted Common Stock under our 2006 Stock Incentive Plan, of which 97,610 remain outstanding.

2014 Outstanding Equity Awards at Fiscal Year End Table

The following table contains certain information regarding equity awards held by the named executive officers as of April 30, 2014:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested #		Market Value of Shares or Units of Stock That Have Not Vested ($)

Dr. George W. Taylor	25,000	(a)	—		16.11	6/15/2017	—		—
	25,000	(a)	—		16.11	6/15/2017	—		—
	22,500	(a)	—		9.52	6/19/2018	—		—
	22,500	(a)	—		9.52	6/19/2018	—		—
	30,000	(a)	—		4.85	7/18/2018	—		—
	30,000	(a)	—		5.29	7/18/2018	—		—
	35,000	(a)	—		4.05	7/18/2018	—		—
	4,172	(a)	—		4.05	7/18/2018	—		—
	35,000	(a)	—		2.00	7/18/2018	—		—
	5,782	(a)			2.01	7/18/2018
	13,482	(a)	—		1.52	7/18/2018	—		—
	30,000	(a)	—		1.68	7/18/2018	—		—
	13,725	(a)	—		1.64	7/18/2018	—		—
	10,436	(a)	—		2.07	7/18/2018	—		—
	11,056	(a)	—		1.92	7/18/2018	—		—
	7,630	(a)	—		1.68	7/18/2018	—		—

Charles F. Dunleavy	15,000	(b)	—		14.50	6/9/2014	—		—
	13,500	(b)	—		11.90	6/9/2014	—		—
	40,000	(b)	—		13.80	6/9/2014	—		—
	42,000	(b)	—		16.11	6/9/2014	—		—
	40,000	(b)	—		9.52	6/9/2014	—		—
	24,000	(b)	6,000	(b)	4.85	6/9/2014	—		—
	44,000	(b)	11,000	(b)	6.40	6/9/2014	—		—
	18,000	(b)	12,000	(b)	5.29	6/9/2014	—		—
	14,000	(b)	21,000	(b)	4.05	6/9/2014	—		—
	1,993	(b)	2,179	(b)	4.05	6/9/2014	—		—
	7,000	(b)	28,000	(b)	2.00	6/9/2014	—		—
	1,129	(b)		(b)	2.01	6/9/2014	—		—
	—	(b)	4,653	(b)	0.00	6/9/2014	—		—
	12,256	(b)	—		1.52	6/9/2014	—		—
	—		30,000	(b)	1.68	6/9/2014	—		—
	—		7,630	(b)	—	6/9/2014	—		—
	12,478	(b)	—		1.64	6/9/2014	—		—
	9,488	(b)	—		2.07	6/9/2014	—		—
	10,051	(b)	—		1.92	6/9/2014	—		—

Mark A. Featherstone	—		50,000	(c)	2.49	1/20/2024
	—		—		—	1/20/2024	25,000	(d)	62,250

David R. Heinz	15,000	(e)	—		2.49	1/20/2024	—		—
	—		45,000	(c)	2.49	1/20/2024	—		—
	—		—		—		20,000	(d)	49,800

(a)

Vesting for these options was accelerated in accordance with the Executive Transition Agreement between Ocean Power Technologies, Inc. and George W. Taylor, dated April 11, 2014 (incorporated by reference from Exhibit 10.1 to Form 8-K filed April 17, 2014).

(b)	These options were forfeited upon the termination of employment of the Chief Executive Officer, Mr. Charles F. Dunleavy, on June 9, 2014.

(c)	These options were granted on January 20, 2014 and vest over a three year period based on performance criteria to be determined by the Compensation Committee.

(d)	These shares were granted on January 20, 2014 and vest over a three year period based on performance criteria to be determined by the Compensation Committee.

(e)	These options were fully vested on the grant date.

Potential Payments Upon Termination of Employment or Change in Control

The following information sets forth the terms of potential payments to each of our named executive officers in the event of a termination of employment.

Termination by Company without Cause; Termination by Executive for Good Reason.  Our employment contract with Mr. Featherstone provides for severance pay equal to one year of base salary payable as salary continuation in accordance with regular payroll practices and the continuation of health care benefits for 12 months in the event that employment is terminated by the Company other than for cause or by the executive with good reason.

Our employment contract with Mr. Heinz provides for severance pay equal to three months if termination occurs after 180 days, six months if termination occurs after 360 days and twelve months if termination occurs after 720 days of employment.

Termination by Company for Cause; Termination by Executive without Good Reason.  Under our employment contracts with the named executive officers, upon termination for cause or at the executive’s election without good reason, the executive is entitled to the base salary and benefits due and owing to the executive as of the date of termination.

Change in Control. The employment agreements for Mr. Featherstone and Mr. Heinz do not contain change of control provisions; therefore, payments for cash severance and continued healthcare benefits are the same as for termination without cause. The restricted stock agreement provides for accelerated stock vesting upon a change in control.

Qualifying retirement.  Under our restricted stock agreements with the named executive officers, upon a Qualifying Retirement 50% of unvested restricted shares will vest immediately. A “Qualifying Retirement” means retirement by the recipient after satisfaction of the conditions in either clause (A) or clause (B): (A) the recipient has both (1) attained the age of 55 and (2) completed at least ten years of employment with the Company; or (B) the sum of the recipient’s age plus the number of years he or she has been employed by the Company equals or exceeds 75 years.

Equity Compensation Plan Information

The following table summarizes the total number of outstanding options and shares available for other future issuances of options under all of our equity compensation plans as of April 30, 2014.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under the Equity Compensation Plan (Excluding Shares in First Column)

Equity compensation plans approved by stockholders(1)	1,472,292	$5.53	838,549

Equity compensation plans not approved by stockholders	—	—	—

(1)	Consists of our 2001 Stock Plan and our 2006 Stock Incentive Plan.

PROPOSAL THREE - ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION PRACTICES

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. Consistent with our stockholders’ preference expressed in voting at the 2011 annual meeting of stockholders, the Board of Directors determined that an advisory vote on the compensation of our named executive officers will be conducted every year. The next advisory vote on the frequency of an advisory vote on executive compensation will take place at the 2017 annual meeting of stockholders. We are asking stockholders to approve the following advisory resolution at the 2014 Annual Meeting of Stockholders:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in the Company’s proxy statement for its 2014 Annual Meeting of Stockholders is hereby APPROVED.

The Board of Directors recommends a vote FOR this resolution because it believes that the policies and practices described in the Executive Compensation section are effective in achieving our goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives’ long-term interests with those of our stockholders and motivating the executives to remain with us for long and productive careers. Named executive officer compensation over the past two years reflects amounts of cash and equity compensation consistent with our stated goals and objectives.

We urge stockholders to read the Executive Compensation section beginning on page 11 of this proxy statement, including the 2014 Summary Compensation Table and related tables and narrative, appearing on pages 13 through 19 which provide information on our compensation policies and practices and the compensation of our named executive officers.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is nonbinding on the Board of Directors. Although nonbinding, the Board will review and consider the voting results when evaluating our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

REPORT OF AUDIT COMMITTEE

The Audit Committee has reviewed the Company’s audited consolidated financial statements for the fiscal year ended April 30, 2014 and discussed them with the Company’s management and the Company’s independent registered public accounting firm.

The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the Company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2014.

By the Audit Committee of the Board of Directors of Ocean Power Technologies, Inc.

Terence J. Cryan, Chairman Seymour S. Preston III Eileen M. Competti

OTHER MATTERS

Other Business

As of the date of this Proxy Statement, the Board of Directors knows of no business to be presented at the Meeting other than as set forth herein. If other matters properly come before the Meeting, the persons named as proxies will vote on such matters in their discretion.

Stockholder Proposals for 2015 Annual Meeting

In order for a stockholder proposal, including a director nomination, to be considered for inclusion in our proxy statement for the 2015 annual meeting of stockholders, the written proposal must be received at our principal executive offices on or before April 29, 2015. The proposal should be addressed to Secretary, Ocean Power Technologies, Inc., 1590 Reed Road, Pennington, NJ 08534. The proposal must comply with SEC regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

In accordance with our by-laws, a stockholder who wishes to present a proposal for consideration at the 2015 annual meeting must deliver a notice of the matter the stockholder wishes to present to our principal executive offices in Pennington, NJ, at the address identified in the preceding paragraph, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s Meeting. Accordingly, any notice given by or on behalf of a stockholder pursuant to these provisions of our by-laws (and not pursuant to Rule 14a-8 of the SEC) must be received no earlier than June 4, 2015 and no later than July 4, 2015 (except that in the event that the date of the 2015 annual meeting of stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2015 annual meeting of stockholders, a stockholder's notice must be so received no earlier than the 120th day prior to the 2015 annual meeting and not later than the close of business on the later of (A) the 90th day prior to the 2015 annual meeting and (B) the tenth day following the day on which notice of the date of the 2015 annual meeting was mailed or public disclosure of the date of the 2015 annual meeting was made, whichever first occurs). The notice should include (i) a brief description of the business desired to be brought before the 2015 annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder, (iii) the class or series and number of shares of capital stock of the Company beneficially owned or owned of record by the stockholder, (iv) a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal and any material interest of the stockholder in such business, (v) a representation that the stockholder intends to appear in person or by proxy at the 2015 annual meeting to bring such business before the meeting and (vi) a representation as to whether such stockholder intends, or is part of a group that intends, to deliver a proxy statement and/or solicit proxies.

Annual Report

Our 2014 Annual Report on Form 10-K is concurrently being mailed to stockholders. The Annual Report contains our consolidated financial statements and the report thereon of KPMG LLP, independent registered public accounting firm. Stockholders may obtain an additional copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended April 30, 2014, without charge, by writing to Ocean Power Technologies, Inc., 1590 Reed Road, Pennington, NJ 08534.

Householding of Annual Meeting Materials

We have adopted the cost saving practice of “householding” proxy statements and annual reports. Some banks, brokers and other nominee record holders are also “householding” the proxy statements and annual reports for their customers. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Ocean Power Technologies, Inc., 1590 Reed Road, Pennington, NJ 08534, (609) 730-0400, Attention: Secretary. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

BY ORDER OF THE BOARD OF DIRECTORS Mark A. Featherstone Secretary

Dated: August 29, 2014

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

OPT

OCEAN POWER TECHNOLOGIES, INC.

IMPORTANT ANNUAL MEETING INFORMATION

Voting Instructions

You can vote by Internet, Telephone or by mail!

You may choose one of the three voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE BAR ENTITLED 'ANNUAL MEETING PROXY CARD.'

Proxies submitted by the Internet or Telephone must be received by 1:00 a.m., Eastern Time, October 2, 2014.

Vote by Internet

- Log on to the Internet and go to **www.investorvote.com/OPTT**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by Telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Vote by Mail

- Fold along the perforation, detach and return the bottom portion in the enclosed envelope. Be sure to add postage if sending by airmail.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR each of the director nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Terence J. Cryan*	☐	☐	02 - David L. Keller*	☐	☐	03 - Eileen M. Competti*	☐	☐
04 - Dean J. Glover*	☐	☐						

+

* Each to serve for a one-year term expiring at the 2015 Annual Meeting of Stockholders.

	For	Against	Abstain
2. Ratify the selection of KPMG LLP as the Company's independent registered accounting firm for the fiscal year ending April 30, 2015.	☐	☐	☐
3. Approve, on a nonbinding advisory basis, the executive compensation practices of the Company.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance

Mark box to the right if you plan to attend the annual meeting ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Sign exactly as your name(s) appears on your stock certificate(s). If the shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

01W2WF

RECEIVE FUTURE OCEAN POWER TECHNOLOGIES, INC. PROXY MATERIALS VIA THE INTERNET! SUPPORT THE PLANET!
Receive future Ocean Power Technologies, Inc. annual reports and proxy materials in electronic form rather than in printed form. This will save trees, and reduce Company costs. Next year when the annual report and proxy materials are available, we will send you an email with instructions that will enable you to review the materials online. To consent to electronic delivery, visit www-us.computershare.com/Investor or while voting via the Internet, and just click the box to give your consent.

Accessing Ocean Power Technologies, Inc. annual reports and proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

OPT

OCEAN POWER TECHNOLOGIES, INC.

Proxy — OCEAN POWER TECHNOLOGIES, INC.

PROXY FOR COMMON STOCK
Annual Meeting of Stockholders, October 2, 2014

THIS PROXY IS SOLICITED ON BEHALF OF OCEAN POWER TECHNOLOGIES, INC. BY ITS BOARD OF DIRECTORS

The undersigned hereby revokes all previous proxies, acknowledges receipt of the notice of the annual meeting of stockholders to be held on October 2, 2014, the proxy statement and all other proxy materials and appoints Terence J. Cryan and David L. Keller, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Ocean Power Technologies, Inc. which the undersigned is entitled to vote, either on his, her or its own behalf or on behalf of any entity or entities, at the annual meeting of the stockholders of the company to be held on October 2, 2014 at 9:00 a.m. local time at Courtyard by Marriott, 360 Scotch Road, Ewing, New Jersey 08628 USA, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

The board of directors recommends a vole "FOR" each of the director nominees listed on the reverse side and a vote "FOR" proposals 2 and 3. This proxy, when properly executed, will be voted as specified on the reverse side. If no specification is made, this proxy will be voted as follows:

FOR the election of the director nominees listed on the reverse side, FOR the ratification of KPMG LLP as independent advisors of the Company for fiscal 2015 and FOR the approval of executive compensation by advisory vote.

SEE REVERSE SIDE **CONTINUED AND TO BE VOTED ON REVERSE SIDE** **SEE REVERSE SIDE**